                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

                    Information Statement Pursuant to Section
                  14(c) of the Securities Exchange Act of 1934


Check the appropriate box:

/X/  Preliminary Information Statement.

/ /  Confidential, for Use of the Commission Only
     (as permitted by Rule 14c-5(d)(2).

/ /  Definitive Information Statement

                          Commission File No. 000-30294


                               DIALOG GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.
     (1) Title of each class of securities to which the transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of the transaction:
     Total proposed maximum aggregate value of the transaction:
     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form Schedule or Registration No.:

     (3) Filing Party:

     (4) Date Filed:

                                Dialog Group, Inc



                             ----------------------

                            Notice of Annual Meeting

                    10:00 O'clock AM, Wednesday, May 14, 2003

                             ----------------------


         Please take notice that the Annual Meeting of the holders of the Common Stock and the Class B and B-1 Preferred Stock of Dialog Group, Inc, (the "Company") shall be held at the Offices of the Company 257 Park Avenue South, New York, New York 10010 at ten o'clock, AM on the 14th day of May 2003 to consider all of the following:

         1. Election of five Directors for a term of one year.

         2. Approval of Amendments to the 2002 Employee Stock Option Plan

         3. Increase in Authorized Shares

         4. Any other business as may properly come before the meeting.

         No proxies will be solicited by the Company's management in connection with this meeting.



                                                     Respectfully submitted,

                                                     Mark Alan Siegel
                                                     Secretary of the Company

                               Dialog Group, Inc.

                              -------------------

                              INFORMATION STATEMENT
                         Annual Meeting of Stockholders
                            to be held May 14th, 2003

                              -------------------


This Information Statement is furnished by Dialog Group, Inc. (the "Company") in connection with the Company's Annual Meeting of Stockholders to be held on May 14, 2003 at 10:00 A.M. at the Company's offices, 257 Park Avenue South (Twelfth Floor Conference Room), New York, New York. This Information Statement was first mailed to holders of Class B and B-1 Preferred and Common Stock on or about April 25, 2003. The mailing address of the Company's executive office is 257 Park Avenue South, New York, NY 10010.

Annual Report

A copy of the Company's Annual Report on Form 10-KSB, including consolidated financial statements for the Fiscal Year concluded on December 31, 2002 ("FY 2002"), has been mailed to all the Company's stockholders of record with this Information Statement. The Annual Report is not part of this Information Statement.

Outstanding Voting Securities and Voting Rights

The Board of Directors fixed the close of business on April 15th, 2003 as the record date for determining the stockholders eligible to vote at the meeting. As of the record date, the Company had outstanding 215,570 shares of its Class B Preferred Stock, 227,547 shares of its B-1 Preferred Stock, and _____________* shares of its Common Stock. The holder of each share of Class B or B-1 Preferred Stock is entitled to 40 votes per share with respect to the election of directors and one vote per share on all other questions. The holder of each share of Common Stock is entitled to one vote per share on all questions.

None of the Company's________ outstanding Class D Preferred Shares are entitled to vote at this Annual Meeting.

You may vote your shares either by attending the meeting or submitting a written consent in lieu of a meeting indicating how you would vote on any question scheduled to come before the Annual Meeting. The number of shares held by investors who are present or who have submitted a written consent will determine the presence of a quorum.


                      We Are Not Asking You for a Proxy and
                    You are Requested Not To Send Us a Proxy

----------
* Does not include approximately 163,485 111,460 -182+25,000+26,843 shares to which creditors are entitled under the Plan of Reorganization which have not been claimed.

On the record date, Stephen Dean, Chairman of the Board and a Director of the Company, controlled, directly or indirectly, 142,810 shares Class B Preferred Stock, constituting over 66 % of the outstanding Class B Preferred Shares (32.5% of all Class B preferred shares as a group) and 17,373,353 shares of Common Stock, constituting ___% of the outstanding Common Shares. Mr. Dean has informed the Company that he intends to vote his shares for the election of the entire slate of directors and in favor of all the other agenda items.

On the record date, Peter V. DeCrescenzo, President, Chief Executive Officer, and a Director of the Company, controlled, directly or indirectly, 110,295 shares Class B-1 Preferred Stock, constituting almost 48.5 % of the outstanding Class B-1 Preferred Shares (25 % of all Class B preferred shares as a group) and 18,514,260 shares of Common Stock, constituting ___% of the outstanding Common Shares. Mr. DeCrescenzo has informed the Company that he intends to vote his shares for the election of the entire slate of directors and in favor of all the other agenda items.

Common Stock Ownership by Directors and Executive Officers

The following table sets forth information, as of April 15, 2003, with respect to the beneficial ownership of the Company's Common Stock by (a) the present executive officers and directors of the Company and (b) the present directors and officers of the Company as a group.

Unless otherwise noted, the shares are owned directly or indirectly with sole voting and investment power.


----------------------------------------------------------------------------------------------------------

                                                          Amount and Nature of           Percent of
       Name and Address of Beneficial Owner             Beneficial Ownership (1)          Class (1)
----------------------------------------------------------------------------------------------------------
Stephen Dean                                                 23,090,753 (2)                 __ %
6 Lloyds Avenue
London, England EC3N 3AX
----------------------------------------------------------------------------------------------------------
Peter V. DeCrescenzo                                         22,935,060 (3)                 __ %
257 Park Avenue South
New York, NY 10010
----------------------------------------------------------------------------------------------------------
Vincent DeCrescenzo                                           3,736,790 (4)                 __ %
257 Park Avenue South
New York, NY 10010
----------------------------------------------------------------------------------------------------------
Adrian Stecyk                                                     5,000 (5)                  * %
17 State Street
New York, New York 10021
----------------------------------------------------------------------------------------------------------
Cindy Lanzendoen                                              5,542,745 (6)                ___ %
257 Park Avenue South
New York, NY 10010
----------------------------------------------------------------------------------------------------------
Robin Smith                                                   1,477,650 (7)                ___ %
----------------------------------------------------------------------------------------------------------
Lyndon Chapman                                                     None (8)                  0 %
----------------------------------------------------------------------------------------------------------
Andrejs Faj                                                     181,657 (9)                  * %
257 Park Avenue South
New York, NY 10010
----------------------------------------------------------------------------------------------------------
Edward Fleiss                                                    83,680 (10)                 * %
257 Park Avenue South
New York, NY 10010
----------------------------------------------------------------------------------------------------------
Tonya Brooks                                                      9,200 (11)                 * %
----------------------------------------------------------------------------------------------------------
All present officers and directors                                      (12)                __ %
 as a group (__ persons)
----------------------------------------------------------------------------------------------------------

     * Less than one percent

(1) All numbers do not reflect approximately 163,485 shares to which creditors are entitled under the Plan of Reorganization which has not been claimed. They are based upon information furnished to the Company by the security holders or obtained from the stock transfer books of the Company. Other than indicated in the notes, the Company has been informed that these persons have sole voting and investment power with respect to their shares. Certain options disclosed hereunder may not have been fully vested as of the date of this report.

(2) Includes of 14,828,353 common shares held by Cater Barnard and its subsidiaries, 2,550,000 common shares held by Envesta, and 5,712,400 common shares issuable upon conversion of the 142,810 shares of Class B Preferred Stock held by Cater Barnard.

(3) This includes 18,514,260 shares of Common Stock now held and 4,411,800 shares of Commons Stock issuable upon conversion of 110,295 shares Class B-1 Preferred.

(4) This includes 3,072,030 shares of Common Stock now held and 664,760 shares of Commons Stock issuable upon conversion of 16,619 shares Class B-1 Preferred.

(5) Does not include any shares held by the companies of which Mr. Stecyk is an officer or director.

(6) This includes 4,502,385 shares of Common Stock now held and 1,040,360 shares of Commons Stock issuable upon conversion of 26,009 shares Class B-1 Preferred.

(7) This includes 1,126,650 shares of Common Stock now held, 251,000 shares of Commons Stock issuable upon conversion of 6,275 shares Class B-1 Preferred, and 100,000 shares of Common Stock issuable upon exercise of Stock Options. 1,127,650 of Ms. Smith's shares are held in escrow pursuant to the Agreement for Merger between the Company and IP2M.

(8) Does not include any shares held by the companies of which Mr. Chapman is an officer or director.

(9) This includes 146,853 shares of Common Stock now held and 34,800 shares of Commons Stock issuable upon conversion of 870 shares Class B-1 Preferred.

(10) This consists of 83,680 shares of Common Stock (issuable upon conversion of 2,092 shares Class B Preferred).

(11) This includes 9,200 shares of Common Stock (issuable upon conversion of 230 shares Class B Preferred).

(12) Includes 4,750 shares that represent one-half of the beneficial interest in a trust of which Mr. Siegel, the Company's Secretary, is a co-trustee but excludes 44,312 shares of Class B-1 Preferred and 6,191,029 shares of Common Stock which Mr. Siegel holds as Escrow Agent under the Company's Agreement for Merger with IP2M and in which he disclaims any beneficial interest. Mr. Siegel also holds _________ preferred shares of Envesta representing ___ percent of its equity pursuant to an escrow agreement between the Company and Cater Barnard. The escrow provides no voting power and Mr. Siegel disclaims any beneficial interest.

Principal Holders of Common Stock.

The following table sets forth information, as of April 15, 2003 with respect to the beneficial ownership of the Company's Common Stock by each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding Common Stock



--------------------------------------------------------------------------------------------------------

       Name and Address of Beneficial Owner               Amount and Nature of        Percent of Class
                                                        Beneficial Ownership (1)            (1)
--------------------------------------------------------------------------------------------------------
Cater Barnard, plc (2)                                        20,540,753 (3)                 __ %
6 Lloyds Avenue
London, England EC3N 3AX
--------------------------------------------------------------------------------------------------------
Envesta, plc (2)                                               2,550,000                     __ %
6 Lloyds Avenue
London, England EC3N 3AX
--------------------------------------------------------------------------------------------------------
Stephen Dean                                                  23,090,753 (4)                 __ %
6 Lloyds Avenue
London, England EC3N 3AX
--------------------------------------------------------------------------------------------------------
Peter V. DeCrescenzo                                          22,935,060 (5)                 __ %
257 Park Avenue South
New York, NY 10010
--------------------------------------------------------------------------------------------------------
Cindy Lanzendoen                                               5,542,745 (6)                 __ %
257 Park Avenue South
New York, NY 10010
--------------------------------------------------------------------------------------------------------

(1) All numbers do not reflect approximately 163,485 shares to which creditors are entitled under the Plan of Reorganization which have not been claimed. They are based upon information furnished to the Company by the security holders or obtained from the stock transfer books of the Company. Other than indicated in the notes, the Company has been informed that such persons have sole voting and investment power with respect to their shares. Certain options disclosed hereunder may not have been fully vested as of the date of this report.

(2) This Company is controlled by Stephen Dean, one of the Company's Directors. (3) Includes 427,000 shares held by subsidiaries but excludes shares held by Envesta, plc.

(4) Includes of 14,828,353 common shares held by Cater Barnard and its subsidiaries, 2,550,000 common shares held by Envesta, and 5,712,400 common shares issuable upon conversion of the 142,810 shares of Class B Preferred Stock held by Cater Barnard.

(5) This includes 18,514,260 shares of Common Stock now held and 4,411,800 shares of Commons Stock issuable upon conversion of 110,295 shares Class B-1 Preferred.

(6) This includes 4,502,385 shares of Common Stock now held and 1,040,360 shares of Commons Stock issuable upon conversion of 26,009 shares Class B-1 Preferred.

Change in Control

Before the acquisition of HealthCare Dialog and IP2M, Stephen Dean, owned approximately 53% of Cater Barnard, and, together with Cater Barnard, owns 54% of Envesta. Collectively, Cater Barnard, Envesta and their subsidiaries owned approximately 66% of the Class B Preferred Stock and 87% of the outstanding Common Stock.

After the acquisitions, Peter V. DeCrescenzo owned approximately 48.5 % of the outstanding Class B-1 Preferred Shares (25 % of all Class B preferred shares as a group) and 28.5% of the outstanding Common Stock and Mr. Dean controlled, directly or indirectly, over 66 % of the outstanding Class B Preferred Shares (32% of all Class B preferred shares as a group) and 27% of the outstanding Common Stock.

As a result of these transactions, Mr. DeCrescenzo joined Stephen Dean as one of the Company's control people.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, executive officers, and beneficial holders of more than 10% of the Company's Common Stock are required to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on our records and other information, the Company believes that during FY 2002, all applicable
Section 16(a) filing requirements were met. Messers Eaker and Dean were approximately 10 days late in filing their Forms 3, initial statement of ownership.

Agenda Item 1 Election of Directors

Five directors are to be elected to hold office until the next Annual Meeting and until their successors have been duly elected and qualified. All nominees are presently members of the Board of Directors. The present directors were appointed by the Board at various times since the effective date of the Company's Plan of Reorganization. The Company has no reason to believe that any of the nominees will not serve if elected.

The five directors receiving the highest number of votes will be elected. When voting on the election of directors, each share of Class B or B-1 Preferred Stock casts forty votes. The Company's Certificate of Incorporation does not provide cumulative voting rights to the stockholders of either class. Mr. Dean and Mr. DeCrescenzo have informed the Company that they will vote all the Common and Class B and B-1 Preferred shares under their control for the election of each nominated director. These votes constitute more than a majority of the votes that may be cast by each class of stock for the election of directors and assure that they will all be elected.

All the nominees who were members of the Board of Directors participated in every meeting held during their term. The Board of Directors has no committees.

The following sets forth information about each nominee for election at this Annual Meeting and the Company's other executive officers.

Stephen Dean (52) Nominee for Director, Director and Chairman of the Board since December 2001.
         Mr. Dean's currently has directorships in two companies listed on the London Stock Exchange - Cater Barnard plc and Envesta plc, and one listed on OFEX - Cater Barnard (USA) plc. As chairman of Voyager IT.com (renamed Cater Barnard, plc in 2000), Mr. Dean orchestrated the acquisition of 20 smaller companies within the emerging IT, Internet and media sectors, 12 of which were subsequently listed. Mr. Dean remains its chairman and has also served as non-executive chairman of Envesta since 2000. Mr. Dean has also, in the past, held directorships of a number of other Official List and AIM companies. He was born in 1950.

Peter V. DeCrescenzo (XX) Nominee for Director, Director and President of the Company and Chief Executive Officer since March 2003.
         He has served as Chief Executive Officer and President of the Company since its acquisition of HealthCare Dialog on March 2003. Prior to that he served as President, Chief Executive Officer and a director of HealthCare Dialog since November 2000 where he also headed its strategic and creative services group, and our interactive group. Before HealthCare Dialog was organized, Mr. DeCrescenzo was the founding partner of PVD and Partners, a full-service healthcare marketing communications agency. He was also senior vice president and partner at MD Direct, a healthcare marketing communications company specializing in direct marketing to physicians and consumers, where he developed Patient Select, the first and largest direct-to-consumer database of its kind. MD Direct was later acquired by Carlson Marketing. Peter DeCrescenzo's healthcare marketing career began at Sterling Drugs, where he held positions in sales, promotional services, and group brand management. After 14 years with Sterling Drugs, he joined American Home Products Corporation as director of marketing for Ayerst Labs. From American Home Products, he joined Sandoz Pharmaceuticals as product marketing director. Peter DeCrescenzo left Sandoz to become a partner at MD Direct.

Vincent DeCrescenzo, Sr. (XX) Nominee for Director, Director and Executive Vice-President of the Company and Chief Operating Officer since March 2003.
         He has served as Chief Operating Officer and Executive Vice-President of the Company since its acquisition of HealthCare Dialog on March 2003. Prior to that he served as Chief Operating Officer and a director of HealthCare Dialog since November 2000 where he lead the production services orgainzation. Before joining Healthcare Dialog, Mr. DeCrescenzo was the Chief Operating Officer of PVD and Partners and of four spin-off companies. Vincent DeCrescenzo worked for Bradlees Discount Stores for over a decade beginning in 1980, starting as a single unit store manager and progressing to Regional Vice President for New England and membership in the Bradlees Operating Committee. As Regional Vice President, he had full profit and loss responsibility for 50 stores, over $500,000,000 in sales, and a store population that peaked at over 10,000 employees.

Adrian Stecyk (42) Nominee for Director, Director and Senior Vice President of the Company since March 2003.
         From December 2001 until March 2003 he served as the Company's President. He is the Chief Executive Officer and Director of Griffin Securities, Inc., a US based investment banking and NASD registered brokerage firm and has served in that position since 1997. He has been a director of Cater Barnard and Cater Barnard (USA) since July 2000. Mr. Stecyk has a B.S. in Engineering and M.B.A. from Boston University. From 1980 to 1986, Mr. Stecyk was member of the Technical Staff at Charles Stark Draper Laboratory, a technology research and development company. Mr. Stecyk co-founded Griffin Capital Management Corp., a registered Investment Advisor, where he was responsible for asset management and investment advisory services to major institutions.

Cindy Lanzendoen, (40) Senior Vice President and Chief Operating Officer of the HealthCare Dialog Division
         Ms. Lanzendoen has served as a Senior Vice President of the Company since March 1, 2003, the effective date of the Company's acquisition of HealthCare Dialog. Ms. Lanzendoen helped found HealthCare Dialog where she served as Executive Vice President - Client Services since November 2000 where she was the head of its account services group. Ms. Lanzendoen was the Executive Vice President and a founder of PVD and Partners, and prior to that, worked for Carlson Healthcare Communications and Dugan/Farley Communications, as well as taught the Laboratory Medicine curriculum at Bergen Community College. Ms. Lanzendoen has more than 20 years of experience in the healthcare industry.

Robin Smith, (39), Senior Vice-President and Chief Operating Officer of the IP2M Division
         Ms. Smith has served as a Senior Vice President, and Chief Operating Officer of the Company's IP2M Division since _______ 2003, shortly after the Company acquired IP2M. Ms. Smith founded IP2M in _________ and served as its Chief Executive from then until the acquisition. Prior to IP2M, Ms. Smith,__________.

Lyndon Chapman, (51) Managing Director of Findstar.
         Mr. Chapman has served as a Director of the Company since April 2002. Mr. Chapman is currently Chairman and Managing Director of Panda Software UK Ltd (a subsidiary of Findstar), Chairman of Seven Telecom Ltd, and a non- executive and audit committee member of Envesta. He is also the founder and director of Dean Corp., which is now called Lupus Capital Plc.

Edward Fleiss (46), Vice President
         Mr. Fleiss, who joined TDMI in October 1998, heads the DigitalData division of TDMI. He had been the Vice President and Chief Technology Officer of PC411, Inc. since May 1997. Prior to that, he served as the Chief Technology Officer at Electronic Pictures Corp. From 1993 to 1996 he served as Technology Sales Manager for Marcus Technology, Inc., a New York-based network integration firm specializing in printing and publishing systems.

Andreja Fah (XX), Chief Technical Officer
         Mr. Fah has served the Company as Chief Technical Officer since the acquisition of HealthCare Dialog, where he served as CTO since November 2000. Joining HealthCare Dialog, Mr. Fah was the Senior Art Director at several ad agencies including JW Thompson, Young & Rubicam and Saatchi & Saatchi, and was the Founder and Managing Partner of Corporate Design Group, a developer of corporate interactive media. Mr. Fah has more than 25 years of experience in consumer- and healthcare-related graphic design and technical development. He is also a Sun Certified Solaris Systems Administrator Level II and Sun/Javasoft Certified Java Developer. He received a B.F.A degree in communication design, M.F.A. degree in industrial design and M.S. degree in economics from the University of Zurich, Switzerland.

Tonya Brooks (27), Vice President
         Ms. Brooks is the head of DMQ and Mail Mogul, the Company's mailshop service division. She joined the Company in 2001, the effective date of the Company's acquisition of DMQ. Ms Brooks helped found DMQ, where she has served as Vice President since 1999. Previously, she was the Site Manager for AutobodyOnline. Ms. Brooks graduated cum laude from Truman State University with a BA in communications.

         Peter DeCrescenzo and Vincent DeCrescenzo are brothers. The Company knows as of no other family relationships among its senior leadership.

Executive Compensation

         Cash Compensation

         The following table sets forth a summary of all compensation awarded to, earned by or paid to, the Company's Chief Executive Officer and the other executive officers of the Company whose compensation exceeded $100,000 per annum for services rendered in all capacities to the Company and its subsidiaries during Fiscal Years ended December 31, 2002, December 31, 2001, and December 31, 2000. Data with respect to Peter V. DeCrescenzo, Vincent DeCrescenzo, and Cindy Lanzendoen reflects compensation received from Healthcare Dialog prior to its acquisition.

                           SUMMARY COMPENSATION TABLE

---------------------------------------------------------------------------------------------------------------------------

                                                    Annual Compensation                             Long Term Awards
---------------------------------------------------------------------------------------------------------------------------
                                                                                                Securities
Name and                          Fiscal                                   Other Annual         Underlying      All other
Principal Position                 Year      Salary               Bonus   Compensation ($)        Options      Compensation
---------------------------------------------------------------------------------------------------------------------------
Peter V. DeCrescenzo,              2002     $ 113,800              -0-           -0-                -0-             -0-
Director, President, and Chief     2001     $ 227,600              -0-           -0-                -0-             -0-
Executive Officer(1)               2000     $ 101,700              -0-           -0-                -0-             -0-
---------------------------------------------------------------------------------------------------------------------------
Vincent DeCrescenzo, Sr.,          2002     $  68,300              -0-           -0-                -0-             -0-
Director,  Executive Vice          2001     $ 136,500              -0-           -0-                -0-             -0-
President, and Chief Operating     2000     $  91,800              -0-           -0-                -0-             -0-
Officer(2)
---------------------------------------------------------------------------------------------------------------------------
Cindy Lanzendorn, Senior Vice      2002     $  80,800              -0-           -0-                -0-             -0-
President and head of the          2001     $ 136,500              -0-           -0-                -0-             -0-
HealthCare Dialog Division(3)      2000     $  51,900              -0-           -0-                -0-             -0-
---------------------------------------------------------------------------------------------------------------------------
Adrian Stecyk, Director and        2002        -0-                 -0-           -0-                -0-             -0-
Senior Vice President(4)           2001        -0-                 -0-           -0-                -0-             -0-
                                   2000        -0-                 -0-           -0-                -0-             -0-
---------------------------------------------------------------------------------------------------------------------------
Dean Eaker, Director, Senior       2002     $ (80,000)(6)          -0-           -0-            19,800 (8)          -0-
Vice President of the              2001     $ 160,000 (7)          -0-           -0-                -0-             -0-
Company(5) Chairman, CEO and       2000     $ 170,000              -0-           -0-                -0-             -0-
Founder of TDMI.
---------------------------------------------------------------------------------------------------------------------------
Bruce Biegel, Director, Senior     2002     $ (65,000)(10)         -0-           -0-            19,800 (6)          -0-
Vice President and Chief           2001     $ 130,000 (11)
Financial Officer of the           2000     $ 131,667              -0-           -0-                -0-             -0-
Company(9), President and Chief
Operating Officer of TDMI
---------------------------------------------------------------------------------------------------------------------------
Keith Goodman, Senior              2002     $ (55,000)(13)         -0-           -0-             6,600 (6)          -0-
Vice-President of TDMI(12)         2001     $ 110,000 (14)         -0-           -0-                -0-             -0-
                                   2000     $ 114,375              -0-           -0-                -0-             -0-
---------------------------------------------------------------------------------------------------------------------------
Edward Flees, Vice-President,      2002     $ (48,300)(15)         -0-           -0-                -0-             -0-
Digital Data                       2001     $ 100,000 (16)         -0-           -0-                -0-             -0-
                                   2000     $ 112,708              -0-           -0-                -0-             -0-
---------------------------------------------------------------------------------------------------------------------------
Will Spero, Vice-President of      2002     $ (45,000)             -0-           -0-                -0-             -0-
the Company, President, DMQ(17)    2001     $  76,500              -0-           -0-                -0-             -0-
                                   2000        -0-                 -0-           -0-                -0-             -0-
---------------------------------------------------------------------------------------------------------------------------
Lyndon Chapman Director of the     2002     $  51,900              -0-           -0-                -0-             -0-
Company(18) and President and      2001     $                      -0-           -0-                -0-              0-
Chief Executive Officer of         2000        -0-                 -0-           -0-                -0-             -0-
Findstar
---------------------------------------------------------------------------------------------------------------------------

-----------
(1) Mr. Peter DeCrescenzo was elected to these positions effective March 1, 2003. All compensation shown was paid by HealthCare Dialog, Inc. prior to its acquisition by the Company on that date.
(2) Mr. Vincent. DeCrescenzo was elected to these positions effective March 1, 2003. All compensation shown was paid by HealthCare Dialog, Inc. prior to its acquisition by the Company on that date.
(3) Ms. Lanzendoen was elected to these positions effective March 1, 2003. All compensation shown was paid by HealthCare Dialog, Inc. prior to its acquisition by the Company on that date.
(4) Mr. Stecyk was elected a Director and appointed President and Chief Executive Officer on December 11, 2001. On March 1, 2003, he was succedded by Peter V. DeCrescenzo. He remains a Senior Vice President and a Driector.
(5) Mr. Eaker was elected a Director and appointed Senior Vice-President on January 31, 2002.
(6) Only $xxx,xxx of this amount was actually paid. The balance of $25,000 was accrued.
(7) Only $145,000 of this amount was actually paid. The balance of $15,000 was accrued.
(8) These options were issued in connection with the acquisition of TDMI to replace existing options. They are subject to the approval of the 2002 Employee Stock Option Plan at the Annual Meeting.
(9) Mr. Biegel was elected a Director and appointed Senior Vice-President and Chief Financial Officer on January 31, 2002 and resigned effective
      October 4, 2002.
(10) Only $xxx,xxx of this amount was actually paid. The balance of $12,500 was accrued.
(11) Only $122,500 of this amount was actually paid. The balance of $7,500 was accrued.
(12)  Mr. Goodman resigned effective October 4, 2002.
(13) Only $xxx,xxx of this amount was actually paid. The balance of $4,166 was accrued.
(14) Only $107,500 of this amount was actually paid. The balance of $2,500 was accrued.
(15) Only $xxx,xxx of this amount was actually paid. The balance of $8,333 was accrued.
(16) Only $85,000 of this amount was actually paid. The balance of $5,000 was accrued.
(17)  Mr. Spero resigned effective October 31, 2002.
(18) Mr. Chapman was elected a Director April 30, 2002. He resigned effective February 27, 2003.

Option Grants in the Last Fiscal Year

         All option grants and plans predating the effective date of the Plan of Reorganization in December 2001 were cancelled by the Plan.

         In January 2002, the Board of Directors adopted the 2002 Employee Stock Option Plan (the "Option Plan"), subject to the approval of the Company's stockholders. In addition, as required by the TDMI Option, the Company granted options to purchase 189,945 shares of its Common Stock to replace those then held by TDMI's officers and employees on TDMI shares. This included grants of Options to purchase a total of 19,800 shares to Dean Eaker, 19,800 shares to Bruce Biegel, 6,600 shares to Keith Goodman, and 69,960 to the officers of TDMI as a group.

         Since then, the options for 98,338 shares have expired or been terminated and new options to purchase 2,376 shares have been granted to a new TDMI employee. After the end of the fiscal year, on March 1, 2003, the effective date of the IP2M merger, the Company, as required by its agreement with IP2M, issued options to purchase 320,400 shares Common Stock, including options to purchase 100,000 shares granted to Robin Smith. The exercise price was fixed at $0.25. As of April 15, 2003, options to purchase 414,383 shares were outstanding.

Option Exercises and Holdings

         The following table sets forth certain information relating to option exercises effected during Fiscal 2002, and the value of options held as of such date by each of the Chief Executive Officer and the other executive officers of the Company whose compensation exceeded $100,000 per annum for services rendered in all capacities to the Company and its subsidiaries during Fiscal 2002:

                   AGGREGATE OPTION EXERCISES FOR FISCAL 2002
                           AND YEAR END OPTION VALUES


----------------------------------------------------------------------------------------------------------------------
                                                                       Number of Unexercised   Value1 of Unexercised
                                                                             Options at             In-the-Money
                                                                       Decmeber 31, 2002 (#)         Options at
                                                                                               December 31, 2002 ($)
----------------------------------------------------------------------------------------------------------------------
               Name                   Shares Acquired     Value ($)          Exercisable/            Exercisable/
                                        on Exercise      Realized(2)        Unexercisable           Unexercisable
----------------------------------------------------------------------------------------------------------------------
Adrian Stecyk                               -0-              -0-              -0-/-0-                   -0-
----------------------------------------------------------------------------------------------------------------------
Dean Eaker                                  -0-              -0-            19,800/-0-(3)               -0-
----------------------------------------------------------------------------------------------------------------------
Bruce Biegel                                -0-              -0-              -0-/-0-                   -0-
----------------------------------------------------------------------------------------------------------------------
Keith Goodman                               -0-              -0-              -0-/-0-                   -0-
----------------------------------------------------------------------------------------------------------------------
Edward Fleiss                               -0-              -0-              -0-/-0-                   -0-
----------------------------------------------------------------------------------------------------------------------
William Spero                               -0-              -0-              -0-/-0-                   -0-
----------------------------------------------------------------------------------------------------------------------
Lyndon Chapman                              -0-              -0-              -0-/-0-                   -0-
----------------------------------------------------------------------------------------------------------------------
All officers and directors as a
 group (10 in group)                        -0-              -0-              ???/???                   -0-
----------------------------------------------------------------------------------------------------------------------

1 Total value of unexercised options is based upon sales of the Common Stock as reported by the over-the-counter Bulletin Board at $ 0.XX on December 31, 2002.
2 Value realized in dollars is based upon the difference between the fair market value of the Common Stock on the date of exercise, and the exercise price of the option.
3 Granted upon the acquisition of TDMI to replace existing options to purchase TDMI shares.

         Executive Employment Agreements

         Neither Mr. Dean, Mr. Stecyk, nor Mr. Chapman has an employment agreement with the Company or any of its subsidiaries. Messers Eaker and Fleiss have, and Messers Biegel, Goodman, and Spero had employment agreements with the TDMI. Mr. Peter V. DeCrescenzo, Mr. Vincent DeCrescenzo, Ms. Cindy Lanzendoen, and Ms. Robin Smith have executed employment agreements with the Company effective March 1, 2003. The terms of the agreements and the termination agreements reached with Messers Biegel and Goodman are described below.

         New Employment Agreements

         Effective March 1, 2003, Peter DeCrescenzo, Vincent DeCrescenzo, Cindy Lanzendoen, and Robin Smith entered into employment agreements with the Company. Each agreement has an initial term which ends December 31, 2004 and provides for automatic annual renewals thereafter. The initial annual salaries are $250,000, 150,000, 150,000, and 150,000, respectively. The agreements provide for an annual bonus of up to 25% of the base salary if the executive meets performance goals fixed annually by the Board of Directors. The agreements also provide for automobile allowances, health insurance and other insurance benefits, health club access, and with the exception of Ms. Lanzendoen, a housing allowance or access to apartments leased by the Company for the executives' use. At the end of each term, the agreements provide for automatic annual renewals (including a cost of living increase of at least the increase in the Consumer Price Index) or, if not renewed, for the payment of one year's additional salary.

         Dean Eaker

         Mr. Eaker served as the TDMI's Chief Executive Officer until December 31, 2002.. Until then, he was paid under an Employment Agreement entered into as of September 29, 2000, which superseded a prior employment contract. Under the Agreement, this continues until January 31, 2003 and provided for automatic annual renewals after that or, if not renewed, for the payment of one year's additional salary. Mr. Eaker is to receive an annual base salary of $150,000, and is eligible to receive an annual bonus up to an amount of $25,000 depending reaching certain goals set by the Company. During 2001, and 2002, Mr. Eaker was paid $15,000 and $25,000, respectively, less than was provided in his contract.

         Bruce Biegel

         Mr. Biegel served as the TDMI's President and Chief Operating Officer until October 4, 2002. Until then, he was paid under an Employment Agreement entered into as of September 29, 2000, which superseded a prior employment contract. Under the Agreement, this was to continue until January 31, 2003 and provided for automatic annual renewals after that or, if not renewed, for the payment of one year's additional salary. Mr. Biegel was to receive an annual base salary of $120,000, and was eligible to receive an annual bonus up to an amount of $25,000 depending reaching certain goals set by the Company. During 2001 and 2002, Mr. Biegel was paid $7,500 and $12,500, respectively, less than was provided in his contract; the balance was accrued. Under his termination agreement, Mr. Biegel received his salary to the date of termination, his deferred salary, his accrued vacation, and twelve monthly payments of $10,000. As of April 15, 2003, ___ monthly payments remain to be made.

         Keith Goodman

         Mr. Goodman currently served as the TDMI's Senior Vice-President and head of the ThinkDirectMail division until October 4, 2002. Until then, he was paid under an Employment Agreement entered into as of September 29, 2000, which superseded a prior employment contract. Under the Agreement, this was to continue until January 31, 2003 and provided for automatic annual renewals after that or, if not renewed, for the payment of six month's additional salary. Mr. Goodman is to receive an annual base salary of $110,000, and is eligible to receive an annual bonus up to an amount of $25,000 depending reaching certain goals set by the Company. During 2001 and 2002, Mr. Goodman was paid $2,500 and $4,166 less than was provided in his contract. Under his termination agreement, Mr. Goodman received his salary to the date of termination, his deferred salary, his accrued vacation, and six monthly payments of $10,000. As of April 15, 2003, ___ monthly payments remain to be made.

         Ed Fleiss

         Mr. Fleiss currently serves as TDMI's Vice-President and head of Digitaldata. He is paid under an Employment Agreement entered into as of September 29, 2000, which superseded a prior employment contract. Under the Agreement, this continues until January 31, 2003 and provides for automatic annual renewals after that or, if not renewed, for the payment of three month's additional salary. Mr. Fleiss was to receive an annual base salary of $100,000, and is eligible to receive an annual bonus up to an amount of $25,000 depending reaching certain goals set by the Company. During 2001 and 2002, Mr. Fleiss was paid $5,000 and $8.333, respectively, less than was provided in his contract.

         William Spero

         Mr. Spero served as TDMI's vice-President and President of its DirectMailQuotes subsidiary until October 31, 2002. He was paid under an Employment Agreement entered into as of March 1, 2001, which superseded a prior employment contract. The Agreement, which would have continued until February 28, 2004, provided for automatic annual renewals after that or, if not renewed, for the payment of six month's additional salary. Mr. Spero received an annual base salary of $90,000, and was eligible to receive an annual bonus up to an amount of $25,000 depending reaching certain goals set by the Company. His resignation cancelled his employment agreement with no liability to the Company.

Board of Directors

         Prior to December 31, 2002, the members of the Board of Directors receive no additional compensation for their attendance at meetings or other performance of their duties as directors. After that date, the Company will pay Cater Barnard (pound)2,000 per month for each director it appoints, currently two. Cater Barnard will compensate its directors for their services to the Company. All directors are reimbursed for their expenses associated with their performance.

         On April 30, 2002, the Board unanimously chose Lyndon Chapman, the Chief Executive Officer of its Findstar subsidiary, to replace Mark Garratt after his resignation. After the end of the fiscal year, on March 1, the effective date of the HealthCare Dialog acquisition, Mr. Chapman resigned from the Board and was replaced by Peter DeCrescenzo and Vincent DeCrescenzo, Sr.

                            STOCK PERFORMANCE CHART

-----------------------------------------------------------------------------------------------------

                                                             High Bid            Low Bid
-----------------------------------------------------------------------------------------------------
2003
    First Quarter                                             $ 0.60              $ 0.31
    Second Quarter (through April __, 2003)                   $ X.XX              $ X.XX
-----------------------------------------------------------------------------------------------------
2002
    First Quarter                                             $ 3.00              $ 0.25
    Second Quarter                                            $ 2.05              $ 0.21
    Third Quarter                                             $ 0.80              $ 0.15
    Fourth Quarter                                            $ 1.50              $ 0.15
-----------------------------------------------------------------------------------------------------
2001
    First Quarter                                             $ 2.60              $ 0.02
    Second Quarter                                            $  .02              $ 0.02
    Third Quarter                                             $ 1.00              $ 0.02
    Fourth Quarter                                            $ 0.20              $ 0.20
-----------------------------------------------------------------------------------------------------


Certain Relationships and Related Transactions

         Stephen Dean, through Cater Barnard and Envesta, plc, a company in which Cater Barnard holds approximately 54% of the equity ("Envesta"), controlled the Company throughout the fiscal year.

Bankruptcy and Plan of Reorganization

         On November 20, 2000 the Company and its wholly-owned subsidiary, imx-eti LifePartners, Inc. ("imx-eti") filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Florida, West Palm Beach Division. On September 10, 2001, the Bankruptcy Court dismissed imx-eti's Bankruptcy Case.

         On August 10, 2001, the Company filed its Third Amended Plan of Reorganization (the "Plan"). The Plan provides that all administrative expenses, priority tax claims, and US Trustee's fees will be paid in full. The Plan also provides for nine Classes of Claims, each treated in its own way. Class 1 (unpaid wages) and Classes 2, 3, 4, and 7 (allowed secured claims) will be paid in full. Classes 5 and 6, disputed secured claims, will be paid a mixture of cash and the Company's common stock, $.001 par value, ("Common Stock") and Class 8 (allowed unsecured claims) will be paid one share of Common Stock for each $4.00 dollars of allowed claim. Class 9 (the existing equity holders) will have their present holdings replaced by one share of Common Stock for each 20 shares they now own. No fractional shares will be issued. Any partial shares due to members of Classes 8 or 9 will be rounded up to a full share.

         On September 26, 2001, after a hearing, the Court confirmed the Plan. The order was entered on October 11, 2001. The Plan was declared effective on December 11, 2001.

         Cater Barnard was a Class 8 (allowed unsecured) creditor in the amount of $655,000. It received 163,750 shares of Common Stock in settlement of its claim.

Acquisitions

         At the end of 2001, Envesta transferred all of its ownership of Findstar and Cater Barnard transferred all its interests in TDMI to the Company. Cater Barnard's interests in TDMI consisted of $4,000,000 of TDMI convertible promissory notes, seventeen and one-half percent (17.5%) of the equity of TDMI, and an option ("Option") to acquire the remaining eighty-two and one-half percent (82.5%) of the TDMI equity. On January 31, 2002, the Company exercised the Option and acquired the balance of the TDMI equity.

         In exchange for Cater Barnard's and Envesta's interests, the Company issued to them a total of 225,000 shares of its newly created Class B Convertible Preferred Stock, its promissory notes in the aggregate principal amount of $3,000,000, and 1,500,000 shares of its Common Stock. Until conversion, each share of the Class B Preferred Stock will cast one vote for each share of Common Stock into which it can be converted. Envesta has subsequently converted its Class B Preferred into Common Stock and the notes were converted into Common Stock as well.

         Upon exercise of the Option, IMX issued to the holders of the remaining TDMI equity a total of 81,010 shares of its Class B Preferred Stock. At the same time, as required by the agreement creating the Option, IMX issued warrants to purchase 168,056 shares of its Common Stock to the holders of TDMI warrants ("Warrants"), and stock options to the existing TDMI employees under the Company's newly adopted 2002 Stock Option Plan (the "Plan") to purchase 189,945 shares of Common Stock ("Stock Options").

         As part of this transaction 7,838 shares of the Preferred, warrants to purchase 3,300 shares of Common Stock, and Options to purchase 19,800 shares of Common Stock were issued to Mr. Eaker and 11,438 shares of the Preferred and Options to purchase 19,800 shares of Common Stock were issued to Mr. Biegel. Both Mr. Eaker and Mr. Biegel served as Directors and Officers of the Company or its subsidiaries.

         At the conclusion of this transaction, the issuance of new common stock to creditors, and the consolidation of the old Company common stock, and assuming full conversion of the Class B Preferred Stock and exercise of the warrants, Cater Barnard and Envesta held approximately 86% of the equity of the Company..

         Immediately after the closing, Dean Eaker and Bruce Biegel, currently officers and directors of TDMI were elected directors of IMX and Bruce Biegel was elected a Senior Vice-President and designated as Chief Financial Officer to replace Mark Garratt.

The Medicis Options:

         On March 20, 2002, the Company settled a portion of is debt to Cater Barnard by assigning to it the Company's beneficial ownership of certain Options issued to some of the Company's former officers. The Options provided for the purchase of the common stock of Medicis Pharmaceutical Corporation of Phoenix, Arizona ("Medicis") at a price of $24.67 per share ("Exercise Price"). 4,800 shares can be purchased in July 2002 and 4,800 shares in July 2003. On the date of the settlement, the market price of Medicis common stock was $55.96 (Market Price"). The amount of the settlement was a portion of the difference between the Market Price and the Exercise Price ("Difference") multiplied by the number of shares available for purchase. With respect to the 4,800 shares that could be purchased within four months of the contract date, the portion was 90% of the Difference. With respect to the 4,800 shares that could not be purchased for over fifteen months, the portion was 70% of the Difference.

         As a result of this transaction the principal of the Company's five (5%) percent Promissory Note to Cater Barnard, dated December 11, 2001, was reduced by $240,307.

The Forster Agreement

         On December 11, 2001, the Company and Shalom Y'all, Inc., a company wholly owned by William A. Forster, the Company's former Chairman and CEO, executed and consummated an agreement providing for the deferred payment of Mr. Forster's secured claim (Class 4), the settlement and payment of his administrative claim in Common Stock at $4.00 per share, the sale to Shalom Y'all of all of the Company's subsidiaries, and its indemnification of the Company for any claims against it arising from the operation of the subsidiaries' businesses.

         The agreement provides for a payment of $50,000 to induce Shalom Y'all to provide the indemnity. $35,000 of the indemnity amount was paid at closing. The balance, together with the $67,000 secured claim, was evidenced by the Company's $82,000. The note was paid during the fiscal year.

         In settlement of Mr. Forster's administrative claims, the Company issued 95,000 shares of its Common Stock.

         The purchase price for the subsidiaries is $100,000. The obligation to make this payment is evidenced by Shalom Y'All's three-year promissory note. This note is secured by the pledge of 25,000 of Mr. Forster's Common Stock.

Subsidiary Debt Transactions

         During January 2002, Envesta elected, with the consent of the Company, to convert its 85,000 shares of Class B Preferred Stock and its note from the Company for $1,133,333 in to a total of 1,983,333 shares of Common Stock.

         During March 2002, the Company acquired $760,000 of additional debt of TDMI from Cater Barnard. The Company paid for the debt, evidenced by TDMI Notes, by issuing a Company promissory note in an equal amount. The note matures on December 31, 2006 and bears interest at the rate of five (5%) percent per annum. The Company can elect to pay the interest with Common Stock valued at $0.50 per share. The holder can convert the notes into Common Stock at a price of $0.50 per share. On June 30th, 2002 the Company agreed to the conversion of this note into 1,520,000 shares of Common Stock.

         Cater Barnard has also agreed to settle the balance due on the Company's December 11, 2001 note for 813,180 shares of Common Stock and to accept 240,854 shares of Common Stock for a debt of $120,427 owed to it by the Company and its subsidiaries. At the same time, CBUSA agreed to sell its claims for $163,500 against the Company's TDMI subsidiary to the Company for 327,000 shares of Common Stock.

         The Company has consolidated its and its subsidiaries remaining debts to Cater Barnard in a note in the principal amount of $1,075,000. This note, which matures on August 1, 2004, bears interest at the rate of 5% until June 30, 2003 and 7.8% thereafter.

         On June 28, 2002, the Company acquired from Envesta debts owed to Envesta by the Company's Findstar subsidiaries in the face amount of (pound)664,149 for $200,000 in cash.

         On August 1, 2002 the Company entered into a Loan Agreement with Cater Barnard. The agreement provides an additional borrowing line of $750,000 to be drawn upon as the Company needs. The interest rate is 7.8% and the total balance outstanding must be paid on August 1, 2004. The Company has pledged all its equity ownership in its Findstar and TDMI subsidiaries and all debt due from them as collateral for this loan. As of September 5, 2002, the Company had borrowed $750,000 under this agreement.

         During the Fiscal year, CBUSA provided office facilities and services and communication services to the Company. As of December 31st, 2002, the Company was indebted to CBUSA in the aggregate amount of $260,000. Part of this balance was paid and the remainder was converted into Common Stock as described in the next paragraph.

         As of the end of the fiscal year, Cater Barnard converted the principal and accrued interest on the Company's $1,075,000 note issued July 1, 2003, the $750,000 secured loan note issued August 1, 2003, a note for $311,060 issued September 3, 2003, and $115,000 of open account debt for a total of 9,274,280 shares of Common Stock.

         As a result of these transactions, at the end of the Fiscal Year on June 30, 2002, Stephen Dean's Companies owned a total of 17,373,353 shares of Common Stock and 142,810 shares of Preferred Stock convertible into 5,712,400 shares of Common Stock.

         In February 2003, Cater Barnard cancelled the warrants to purchase an additional 675,000 shares of Common Stock it had received in connection with Griffin Securities' role in the Company's acquisition of Findstar and TDMI.

         The Spero Debt

         As part of its acquisition of DMQ, TDMI issued its note to Mr. Spero, DMQ's principal owner, in the initial principal amount of $114,000. TDMI defaulted under this note and under several subsequent settlement agreements. On August 13, 2002, the Company and Cater Barnard agreed to pay Mr. Spero $172,000 to settle the Note, reclaim property to which Mr. Spero was entitled as a result of the defaults, and pay his legal costs during the default period. This payment has been made.

Agenda Item 2 Proposed 2002 Employee Stock Option Plan

         All of the Company's previous stock option and other employee incentive plans, and any options granted under them, were terminated by the Plan of Reorganization.

         In January 2002 the Board of Directors determined both that a stock option plan was required to permit the acquisition of TDMI and that the Company's other employees would perform better if their interests were linked to those of the stockholders through equity based incentives. This key aspect of both TDMI's and the Company's compensation program is designed to attract, retain, and motivate the highly qualified individuals required by the knowledge focus of the Company's business plan. The Board adopted the 2002 Employee Stock Option Plan (the "Option Plan") to meet both needs. The Plan was approved by the Stockholders on November 4, 2002.

         The Board not proposes, in light of the over 600% expansion of the number of shares issued and outstanding to double the number of shares subject to grant under to Option Plan to 10,000,000. In addition, to simplify administration, the number of shares that the Stock Option Committee is authorized to issue to any Key Employee in any year has been increased from 100,000 to 250,000. Finally, the references to IMX have been changed to Dialog Group.

         Approval of the Plan requires the affirmative vote of the holders of a majority of the shares of Common and Classes B and B-1 Preferred Stock, casting one vote each and counted as a single class. Mr. Dean and Mr. DeCrescenzo have informed the Company that they will vote all the Common and Class B and B-1 Preferred shares under their control for the adoption of the amendments to the Plan. These votes constitute more than a majority of the votes that may be cast by each class of stock on this question and assure that the Plan Amendment will be adopted.

         The amendment to the Option Plan changing in the number of shares which may be subject to option from 5,000,000 to 10,000,000. This change is found in section 3 of the Option Plan. The change in the number of shares which the Stock Option Committee may grant is found in section 5(c). A copy of the Option Plan, with these amendments indicated therein, is included in this Information Statement as Exhibit A and the description below is qualified in its entirety by reference to the Option Plan. The changes in the Company's name are reflected throughout the document

         Number of Options Authorized and Maximum Individual Participation - The Amendment to the Option Plan increases the reserved shares from 5,000,000 to 10,000,000 of the Company's Common Stock for the issuance of options under the Option Plan. The Option Committee may not grant more than 250,000 shares (increased from 100,000 by this amendment) to any Key Employee in any fiscal year.

         The Option Plan Administration - A committee of the Board of Directors who are not employees of the Company may be selected to administer the Option Plan. The Committee may designate two of the Company's officers to administer the plan with respect to Key Employees who are not Officers or Directors of the Company. If no Committee is designated, the Board of Directors shall administer the Plan.

         Term and Amendment of the Option Plan - The Option Plan was effective as of January 31, 2002, and was approved by the Stockholders the 2002 Annual Meeting. No Options may be granted on or after January 31, 2012. The Board of Directors may suspend or terminate the Option Plan at any time and it shall terminate when all the shares reserved for options have been purchased. The Board may amend the Plan as its deems necessary and intends to make any amendments necessary to comply with changes in the Income Tax or Securities Laws of the United States or the State of its incorporation. The Amendment proposed herein is subject to ratification of this Annual Meeting.

         Stock Option Award - Stock options awarded may be either Qualified under Section 442 of the Internal Revenue Code or are Non-Qualified because the fall outside Section 442's requirements. The options generally expire 10 years after the date of grant and are not all available for exercise immediately upon grant. The exercise price of the options may not be less than the fair market value on the date of grant. The Option Plan provides that the Committee for any reason, including complying with state and Federal securities laws, may restrict the transfer of Stock Options. The Stock Option Certificate utilized by the Committee restricts transfer of the Option and allows exercise after termination under limited circumstances.

         Adjustments - The number of shares reserved for the exercise of Options and the number of shares for which and outstanding Option shall be adjusted by the Board in an equitable manner to reflect any change in the capitalization of the Company, including, among other things, stock dividends and stock splits.

         Federal Income Tax Consequences - The granting of Qualified Stock Options or Nonqualified Stock Options does not result in immediate taxable income to the optionee.

         The exercise of a Qualified Stock Option will not result in taxable income to the optionee if the optionee does not dispose of the stock within two years of the date the option was granted and one year after the option is exercised. If these requirements are met, any gain realized by the optionee will be taxed as a long-term capital gain. The Company will not receive a tax deduction for the resulting gain. If these holding periods are not met, the option will be treated generally as a nonqualified Stock Option for tax purposes.

         The exercise of a Nonqualified Stock Option award will result in taxable income to the optionee. The amount by which the market price exceeds the exercise price would be taxable as ordinary income. Income tax obligations may be met either through cash payments at the time of exercise or through share withholding. At the discretion of the Committee, optionees may be allowed to elect to defer the receipt of the taxable shares resulting form the exercise. If this election is made, the optionee will be liable for the taxes on the full value of the shares plus any accumulated dividends at their value upon distribution. The Company will receive a tax deduction for the compensation that corresponds to the compensation gain.

Agenda Item 3 Authorization of Additional Shares Of Stock

         The Company is presently authorized to issue 100,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. Each issue of Preferred Stock has those rights and privileges established for it by the Board of Directors. As a result of the transactions and financing activity, the Company has exhausted its authorized shares. As a result, the Board of Directors has proposed to increase the number of shares of Common Stock which it is authorized to issue to 175,000,000 and the number of shares of Preferred Stock to 1,500,000.

         The Company presently has XX,XXX,XXX shares of Common Stock outstanding and had committed itself to issue, upon exercise of options or warrants or conversion of Preferred Stock, and additional XX,XXX,XXX. The Company presently has 215,560 shares of it Class B Preferred Stock, 227,547 shares of its Class B-1 Preferred Stock, and _____ shares of its Class D Preferred Stock outstanding. No other class of Preferred Stock is outstanding at this time.

         The Board of Directors has concluded that an increase in the number of authorized shares is necessary to provide sufficient shares to allow the Company to acquire others and provide for conversion of additional classes of preferred stock, warrants, or options. If approved, the increase in authorized capital will allow the Company to respond promptly and effectively to opportunities involving the issuance of shares of Common Stock.

         The Company is continuously evaluating financing opportunities and potential acquisitions that could result in the issuance of preferred or common stock or securities convertible into common stock.

         The Board of Directors is not proposing the increased capitalization as a means of discouraging tender offers or takeover attempts. However, in the event of an unsolicited tender offer or takeover proposal, the increased number of shares could give the Company greater opportunity to issue shares to persons who are friendly to management. The shares might also be available to make acquisitions or enter into other transactions that might frustrate potential offerors.

         The vote of a majority of the holders of both the Common and the Preferred Stock is necessary to approve this change. Mr. Dean and Mr. DeCrescenzo have informed the Company that he will vote all the Common and Class B and Class B-1 Preferred shares under their control in favor of this item. These votes constitute more than a majority of the votes that may be cast by each class of stock and assures that it will be approved. If the change is approved at the Annual Meeting, the Company's Certificate of Incorporation shall be amended to reflect the proposed number of shares.

Agenda Item 4 Other Matters

         Management knows of no other matters to be brought before the Annual Meeting, but if other matters properly come before the meeting, the votes cast as directed by Mr. Dean and Mr. DeCrescenzo will determine the outcome of any ballot.

Stockholder Proposals for the 2003 Annual Meeting

         Stockholder proposals relating to the Company's 2004 Annual Meeting must be received by the Company at its principal executive offices, 257 Park Avenue South, New York, NY 10010, Attention: President, no later than February 15th, 2004.

Expenses of Meeting

         The Company will bear the expenses in preparing, printing, and mailing the Information Statement and Annual Report on Form 10-KSB to the stockholders. No proxies will be solicited by the Company's management in connection with this meeting. We are not asking you for a proxy and you are requested not to send us a proxy.

                                            By Order of the Board of Directors,

                                            Mark Alan Siegel
                                            Secretary of the Company

Dated: April __, 2003

                                    Exhibit A

                               Dialog Group, Inc.
                             2002 STOCK OPTION PLAN

Section 1 PURPOSE

         The purpose of this Plan is to promote the interests of Dialog Group, Inc. (the "Company") by granting Options to purchase Stock to Key Employees, Outside Directors and Key Consultants in order to (a) attract and retain Key Employees and Key Consultants; (b) provide an additional incentive to each Key Employee and Key Consultant to work to increase the value of the Stock; and (c) provide each such Key Employee, Outside Director and Key Consultant with a stake in the future of the Company which corresponds to the stake of each of the Company's stockholders.

Section 2 DEFINITIONS

         Each term set forth in this Section 2 shall have the meaning set forth opposite such term for purposes of this Plan and for any Option granted under this Plan. For purposes of such definitions, the singular shall include the plural and the plural shall include the singular. Unless otherwise expressly indicated, all Section references herein shall be construed to mean references to a particular Section of this Plan.

         2.1 Board means the Board of Directors of the Company.

         2.2 Change of Control means any of the following:

                  (i) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d) or 14(d)(2) of the Securities Exchange Act of 1934, as amended from time to time) (the "Exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either (A) the then outstanding shares of Stock (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities"); provided, however, that any acquisition by (x) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (y) any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same portion as their ownership, immediately prior to such acquisition of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, shall not constitute a change in control of the Company; or

                  (ii) individuals who, as of January 31, 2002, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to January 31, 2002, whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the incumbent Board shall be considered as though such individual was elected prior to January 31, 2002, even if his initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

                  (iii) approval by the shareholders of the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination or the Outstanding Company Common Stock and Company Voting Securities, as the case may be; or

                  (iv) (A) a complete liquidation or dissolution of the Company or a (B) sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

         2.3 Code means the Internal Revenue Code of 1986, as amended.

         2.4 Committee means the committee of Non-Employee Directors appointed by the Board to administer this Plan as contemplated by Section 5.

         2.5 Company means Dialog Group, Inc., a Delaware corporation, and any successor to this corporation.

         2.6 Exchange Act means the Securities Exchange Act of 1934, as amended.

         2.7 Designated Committee means a committee appointed by the Committee in accordance with Section 5.

         2.8 Fair Market Value in respect of the Stock on any day means (a) if the principal market for the Stock is a national securities exchange, the average between the high and low sales prices of the Stock on such day as reported by such exchange or on a consolidated tape reflecting transactions on such exchange; (b) if the principal market for the Stock is not a national securities exchange and the Stock is quoted on The NASDAQ Stock Market ("NASDAQ"), and (i) if actual sales price information is available with respect to the Stock, then the average between the high and low sales prices of the Stock on such day on NASDAQ, or (ii) if such information is not available, then the average between the highest bid and lowest asked prices for the Stock on such day on NASDAQ; or (c) if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on NASDAQ, then the average between the highest bid and lowest asked prices for the Stock on such day as reported by The Nasdaq Bulletin Board, or a comparable service; provided that if clauses (a), (b) and (c) of this Paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, then the fair market value of the Stock shall be determined by the Committee by any method consistent with applicable regulations adopted by the Treasury Department relating to stock options. The determination of the Committee shall be conclusive in determining the fair market value of the stock.

         2.9 For cause, when used in connection with termination of a grantee's employment, shall have the meaning set forth in any then-effective employment agreement between the grantee and the Company or Subsidiary. In the absence of such an employment agreement, "for cause" means: (a) charge or conviction of a felony or any other crime (whether or not involving the Company or a Subsidiary); (b) engaging in any substantiated act involving moral turpitude;
(c) the continual or frequent possession by grantee of an illegal substance or abuse by the grantee of a controlled substance or alcohol resulting in a pattern of behavior disruptive to the business operations of the Company or a Subsidiary; (d) engaging in any act which, in each case, subjects, or if generally known would subject, the Company or a Subsidiary to public ridicule or embarrassment; (e) any action by the grantee which constitutes dishonesty relating to the Company or a Subsidiary, a willful violation of law (other than traffic and similar minor offenses) or a fraud against the Company or a Subsidiary; (f) material violation of the Company's or a Subsidiary's written policies, including, without limitation, those relating to sexual harassment or the disclose or misuse of confidential information; (g) misappropriation of the Company's or a Subsidiary's funds or assets by the grantee for personal gain; or
(h) serious neglect or misconduct in the performance of the grantee's duties for the Company or a Subsidiary or willful or repeated failure or refusal to perform such duties; in each case determined by the Committee or the Designated Committee, which determination shall be final, binding and conclusive.

         2.10 Insider shall mean an employee who is, at the time of an award made under this Plan, an insider pursuant to ss. 16 of the Exchange Act.

         2.11 ISO means any option granted under this Plan to purchase Stock which satisfies the requirements of Section 422 of the Code. Any Option that is not specifically designated as an ISO shall under no circumstances be considered an ISO.

         2.12 Key Consultant means any consultant or independent contractor of the Company or a Subsidiary (other than a Non-Employee Director) or any such consultant or contractor who is a Non-Employee Director and who serves as such a consultant or contractor pursuant to a written agreement with the Company which has been approved by the Board, in either case who, in the judgment of the Committee acting in its absolute discretion, is a key to the success of the Company or a Subsidiary.

         2.13 Key Employee means any employee of the Company or a Subsidiary, who, in the judgment of the Committee acting in its absolute discretion, is a key to the success of the Company or a Subsidiary.

         2.14 Non-Employee Director means any member of the Board of Directors of the Company qualified as such under SEC Rule 16b-3(b)(3)(i) under the Exchange Act, or any successor rule.

         2.15 Non-ISO means any option granted under this Plan to purchase stock that fails to satisfy the requirements of Section 422 of the Code or has been specifically denominated as a non-ISO by the Committee as of the time the option is granted.

         2.16 Option means an ISO or a Non-ISO.

         2.17 Option Certificate means the written agreement or instrument which sets forth the terms of an Option granted to a Key Employee, Key Consultant or Outside Director under this Plan.

         2.18 Option Price means the price which shall be paid to purchase one share of stock upon the exercise of an Option granted under this Plan.

         2.19 Outside Director means any member of the Board of Directors of the Company who is not employed by the Company, regardless of whether such person qualifies as a Non-Employee Director.

         2.20 Parent Corporation means any corporation which is a parent corporation of the Company within the meaning of Section 424(e) of the Code.

         2.21 Plan means this Dialog Group, Inc. 2000 Stock Option Plan, as amended from time to time.

         2.22 Principal Officer means the Chairman of the Board (if the Chairman of the Board is a payroll employee), the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President and the Treasurer of the Company and any other person who is an "officer" of the Company as that term is defined in SEC Rule 16a-1(f) under the Exchange Act or any successor rule there under.

         2.23 Securities Act means the Securities Act of 1933, as amended.

         2.24 SEC means the Securities Exchange Commission.

         2.25 Stock means the Common Stock, $.01 par value per share, of the Company.

         2.26 Subsidiary means any corporation that is a subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

         2.27 Ten Percent Shareholder means a person who owns after taking into account the attribution rules of Section 424(d) of the Code more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Subsidiary or a Parent Corporation.

Section 3. SHARES SUBJECT TO OPTIONS

         There shall be 5,000,000 10,000,000 shares of Stock reserved for issuance in connection with ISOs and Non-ISOs granted under this Plan. Such shares of Stock shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by the Company. Any shares of Stock subject to an Option which remain after the cancellation, expiration or exchange of such Option for another Option thereafter shall again become available for use under this Plan.

Section 4. EFFECTIVE DATE

         The effective date of this Plan shall be January 31, 2002, subject to approval by the stockholders of the Company acting at a duly called meeting of such stockholders or acting by unanimous written consent in lieu of a meeting, provided such stockholder approval occurs within twelve (12) months after the date the Board approves and adopts this Plan.

Section 5. COMMITTEE

         (a) A Committee consisting solely of not less than two (2) Non-Employee Directors shall administer this Plan. The members of the Committee shall be appointed by, and serve at, the pleasure of the Board. To the extent required for transactions under the Plan to qualify for the exemptions available under Rule 16b-3 promulgated under the Exchange Act, all actions relating to awards to persons subject to Section 16 of the Exchange Act shall be taken by the Committee and not any Designated Committee (as defined below). In addition, to the extent required for compensation realized from awards under the Plan to be deductible by the Company pursuant to Section 162(m) of the Code, all actions relating to awards to persons subject to Section 162(m) of the Code shall be taken by the Committee and not any Designated Committee (as defined below).

         (b) The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan. Furthermore, the Committee shall have the power to interpret this Plan and to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected Key Employee, Key Consultant or Outside Director and on each other person directly or indirectly affected by such action.

         (c) The Committee may appoint a separate committee comprised of two (2) or more persons, both of whom are members of the Board (and who may also be a Key Employee or a Key Consultant) (the "Designated Committee"), to administer this Plan with respect to Key Employees who are not Principal Officers or Ten Percent Shareholders, and to Key Consultants who are not Ten Percent Shareholders, subject to such conditions, restrictions and limitations as may be imposed by the Committee: including (i) Options to purchase not more than 1,000,000 shares of Stock may be granted by the Designated Committee in any one calendar year to all employees of the Company in the aggregate; and (ii) the Committee shall establish a maximum number of shares that may be subject to Options granted under the Plan in any one calendar year to any single Key Employee or Key Consultant by the Designated Committee. Unless and until the Committee shall take further action, the maximum number of shares that may be subject to Options granted under the Plan in any one calendar year by the Designated Committee to any single Key Employee or Key Consultant shall be 100,000 250,000. Any actions duly taken by the Designated Committee with respect to the grant of Options to Key Employees who are not Principal Officers and to Key Consultants shall be deemed to have been taken by the Committee for purposes of the Plan.

Section 6. ELIGIBILITY

         Only Key Employees, Key Consultants and Non-Employee Directors shall be eligible for the grant of Options under this Plan.

Section 7. GRANT OF OPTIONS

         7.1 Committee Action. The Committee or the Designated Committee, as the case may be, acting in its absolute discretion, shall grant Options to Key Employees and Key Consultants under this Plan from time to time to purchase shares of Stock and, further, shall have the right to grant new Options in exchange for outstanding Options. Options shall be granted to Non-Employee Directors as provided in Section 7.3 of this Plan. Each grant of an Option shall be evidenced by an Option Certificate, and each Option Certificate shall:

                  (a) specify whether the Option is an ISO or Non-ISO; and

                  (b) incorporate such other terms and conditions as the Committee or the Designated Committee, as the case may be, acting in its absolute discretion deems consistent with the terms of this Plan, including, without limitation, a limitation on the number of shares subject to the Option which first became exercisable or subject to surrender during any particular period.

If the Committee or the Designated Committee, as the case may be, grants an ISO and a Non-ISO to a Key Employee on the same date, the right of the Key Employee to exercise or surrender one such Option shall not be conditioned on his or her failure to exercise or surrender the other such Option. In connection with the termination for any reason of employment by or service to the Company or any Subsidiary of any particular holder of any Option, the Committee may, in its discretion, determine to accelerate the time such Option first becomes exercisable during any particular period as provided in the related Option Certificate; provided, however, that the Committee may not extend any such period with respect to any shares of Stock subject to such Option. The Committee may also, in its discretion, condition the grant of an ISO or a Non-ISO upon the acceptance by a Key Employee or Key Consultant of one or more modifications to outstanding options, including but not limited to, forfeiture of all profits if the Key Employee provides services to a competitor within a reasonable time as determined in the discretion of the Committee or the improper disclosure of the Company's confidential or proprietary information.

         7.2 $100,000 Limitation. To the extent that the aggregate Fair Market Value of the stock with respect to which ISOs and other incentive stock options satisfying the requirements of Section 422 of the Code granted to a Key Employee under this Plan and under any other stock option plan adopted by the Company, a Subsidiary or a Parent Corporation first become exercisable in any calendar year exceeds $100,000 (based upon the Fair Market Value on the date of the grant), such Options shall be treated as Non-ISOs.

Section 8. OPTION PRICE

         The Option Price for each share of Stock subject to an ISO shall not be less than the Fair Market Value of a share of Stock on the date the Option is granted. If the Option is an ISO and the Key Employee is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such Option shall not be less than 110% of the Fair Market Value of a share of Stock on the date the Option is granted. The Option Price shall be payable in full upon the exercise of any Option, and an Option Certificate at the discretion of the Committee (except for an Option granted to a Non-Employee Director) may provide for the payment of the Option Price either in cash or in Stock acceptable to the Committee or in any combination of cash and Stock acceptable to the Committee. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the properly endorsed certificate for such Stock is delivered to the Committee.

Section 9. EXERCISE PERIOD

         (a) Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but no Option Certificate shall provide that:

                  (1) an Option is exercisable before the date such Option is granted, or

                  (2) an Option is exercisable after the date which is the tenth anniversary of the date such Option is granted.

If an option that is an ISO is granted to a Key Employee who is a Ten Percent Shareholder, the Option Certificate shall provide that the Option is not exercisable after the expiration of five years from the date the Option is granted. An Option Certificate may provide for the exercise of an Option after the employment of a Key Employee or service by a Key Consultant has terminated for any reason whatsoever, including death or disability. In connection with the termination for any reason of employment by or service to the Company or any Subsidiary of any particular holder of any Option, the Committee may, in its discretion, determine to extend the period during which such Option may be exercised as provided in the related Option Certificate; provided, however, that no such extension shall permit an Option to be exercised beyond the date specified in paragraph (b) of this Section or the date applicable to Options granted to a Ten Percent Shareholder, as the case may be.

         (b) Notwithstanding any other provision of this Section, upon a Change of Control each Option granted under this Plan prior to such Change of Control (whether prior to or after the amendment of the Plan to include this provision) shall immediately become exercisable to the full extent of the original grant and, in the case an Option held by a Key Employee shall remain exercisable for three months (or such longer period as specified in the particular Option with regard to all or any shares of Stock covered by such Option) after any termination of employment of such Key Employee.

Section 10. TRANSFERABILITY

         The Committee or the Designated Committee, as the case may be, shall impose such restrictions on the transfer of options granted under the Plan as it may deem advisable, including, without limitation, restrictions deemed necessary or advisable under applicable federal securities laws, under the requirements of any stock exchange or market upon which Stock is then listed in or traded, and under any Blue Sky or state securities laws applicable to such Stock. Upon request of any person receiving an award of an Option under the Plan, the Committee may, in its sole and absolute discretion, determine to remove any such transfer restriction originally imposed and may, in connection with the removal of such transfer restriction, impose such conditions (including restrictions on further transfers of the Option or upon transfers of the Stock upon exercise of the Option) as the Committee or the Designated Committee, as the case may be, in its discretion, may deem advisable, including, without limitation, restrictions deemed by the Committee or the Designated Committee, as the case may be, to be necessary or advisable in order to comply with applicable federal and state securities laws or the requirements of any stock exchange or market upon which the Stock is then listed or traded. Subject to its authority to impose such conditions on further transfers, the Committee or the Designated Committee, as the case may be, shall authorize the transfer of Options for bona fide estate planning purposes or for contributions to qualified charities or charitable trusts.

Section 11. SECURITIES REGISTRATION AND RESTRICTIONS

         Each Option Certificate shall provide that, upon the receipt of shares of Stock as a result of the exercise or surrender of an Option, the Key Employee, Key Consultant or Outside Director shall, if so requested by the Company, hold such shares of Stock for investment and not with a view toward resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement to that effect satisfactory to the Company. Each Option Certificate shall also provide that, if so requested by the Company, the Key Employee, Key Consultant or Outside Director shall represent in writing to the Company that he or she will not sell or offer to sell any such shares of Stock unless a registration statement shall be in effect with respect to such Stock under the Securities Act and any applicable state securities law or unless he or she shall have furnished to the Company an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required. Certificates representing the Stock transferred upon the exercise or surrender of an Option granted under this Plan may at the discretion of the Company bear a legend to the effect that such Stock has not been registered under the Securities Act or any applicable state securities law and that such Stock may not be sold or offered for sale in the absence of (i) an effective registration statement as to such Stock under the Securities Act and any applicable state securities law or (ii) an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required. Furthermore, the Company shall have the right to require a Key Employee, Key Consultant or Outside Director to enter into such stockholder or other related agreements as the Company deems necessary or appropriate under the circumstances as a condition to the issuance of any Stock under this Plan to a Key Employee, Key Consultant or Outside Director.

Section 12. LIFE OF PLAN

         No Option shall be granted under this Plan on or after the earlier of

                  (a) the tenth anniversary of the original effective date of this Plan as determined under Section 4; provided, however, that after such anniversary date this Plan otherwise shall continue in effect until all outstanding Options have been exercised in full or no longer are exercisable, or

                  (b) the date on which all of the Stock reserved under Section 3 of this Plan has, as a result of the exercise of Options granted under this Plan, been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

Section 13. ADJUSTMENT

         The number of shares of Stock reserved under Section 3 of this Plan, the number of shares of Stock to be granted from time to time pursuant to
Section 7.3 of this Plan (if permitted by the exemption in Rule 16b-3 under the Exchange Act or any successor rule), the number of shares of Stock that may be granted pursuant to Section 5 of this Plan by the Designated Committee to any single Key Employee or Key Consultant, and the number of shares of Stock subject to Options granted under this Plan and the Option Price of such Options shall be adjusted by the Board in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits. Furthermore, the Board shall have the right to adjust in a manner which satisfies the requirements of Section 424(a) of the Code the number of shares of Stock reserved under Section 3 of this Plan and the number of shares subject to Options granted under this Plan and the Option Price of such Options in the event of any corporate transaction described in Section 424(a) of the Code that provides for the substitution or assumption of such Options. If any adjustment under this Section 13 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options granted under this Plan shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this Section 13 by the Board shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in "the number of shares reserved under Section 3" within the meaning of Section 15(a) of this Plan.

Section 14. SALE OR MERGER OF THE COMPANY

         If the Company agrees to sell all or substantially all of its assets for cash or property or for a combination of cash and property or agrees to any merger, consolidation, reorganization, division or other corporate transaction in which Stock is converted into another security or into the right to receive securities or property and such agreement does not provide for the assumption or substitution of the Options granted under this Plan, each then outstanding Option, at the direction of the Board, may be canceled unilaterally by the Company as of the effective date of such transaction in exchange for a payment in cash or Stock, or in a combination of cash and Stock, equal in amount to the excess of the Fair Market Value on such date of the shares represented by the canceled Options over the Option Price for such shares.

Section 15. AMENDMENT OR TERMINATION

         This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, that no such amendment shall be made absent the approval of the stockholders of the Company
(a) to increase the aggregate number of shares reserved under Section 3, (b) to change the class of persons eligible for Options under Section 6 or (c) to materially modify the requirements as to eligibility for participation in this Plan, (d) to otherwise materially increase the benefits accruing under this Plan to Plan participants if such approval would be required in order for the Company to comply with applicable law or the rules or regulations of any stock exchange or market on which the Stock is traded or listed. The Board also may suspend the granting of Options under this Plan at any time and may terminate this Plan at any time; provided, however, that the Company shall not have the right to unilaterally cancel or, in a manner which would materially adversely affect the holder, amend or modify any Option granted before such suspension or termination unless (i) the Key Employee, Key Consultant or Outside Director previously consents in writing to such modification, amendment or cancellation or (ii) there is a dissolution or liquidation of the Company or a transaction described in Section 13 or Section 14 of this Plan.

         It is the intention of the Company that the Plan shall comply with the conditions of Rule 16b-3 of the Exchange Act, as such Rule may from time to time be amended. The Board shall have the authority, without the approval of the stockholders, to amend the Plan from time to time to include any conditions, terms or other provisions which may be required to be set forth in a plan in order for transactions by directors or officers to be exempt under Rule 16b-3 of the Exchange Act or any successor exemption.

Section 16. CHANGE OF CONTROL

         Notwithstanding any other provision of the Plan, upon a Change of Control each Option granted under this Plan prior to such Change of Control shall immediately become exercisable to the full extent of the original grant and shall remain exercisable for three months (or such longer period as specified in the particular Option with regard to all or any shares of Stock covered by such Option) after (i) any termination of employment of any Key Employee; or (ii) resignation or removal of any Outside Director from the Company's Board of Directors.

Section 17. MISCELLANEOUS

         17.1 No Stockholder Rights. No Key Employee, Key Consultant or Outside Director shall have any rights as a stockholder of the Company as a result of the grant of an Option to him or to her under this Plan or his or her exercise or surrender of such Option pending the actual delivery of Stock subject to such Option to such Key Employee, Key Consultant or Non-Employee Director.

         17.2 No Contract of Employment. The grant of an Option to a Key Employee, Key Consultant or Outside Director under this Plan shall not constitute a contract of employment or consulting or right to continue to serve on the Company's Board of Directors and shall not confer on a Key Employee, Key Consultant or Outside Director any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in the Option Certificate which evidences his or her Option.

         17.3 Withholding. The exercise or surrender of any Option granted under this Plan shall constitute a Key Employee's full and complete consent to whatever action the Committee elects to satisfy the federal and state tax withholding requirements, if any, which the Committee in its discretion deems applicable to such exercise or surrender.

         17.4 Construction. This Plan and the Option Certificates shall be construed under the laws of the State of Florida

         17.5. Indemnification. In addition to such other rights of indemnification as they may have as directors or as members of the Committee or the Designated Committee, the members of the Committee and the Designated Committee shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken by them as directors or members of the Committee and the Designated Committee and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Board) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that the director or Committee or Designated Committee member is liable for gross negligence or willful misconduct in the performance of his or her duties. To receive such indemnification, a director or Committee or Designated Committee member must first offer in writing to the Company the opportunity, at its own expense, to defend any such action, suit or proceeding.

         The Company, the Board, the Committee, and the Designated Committee shall not be required to give any security or bond for the performance of any obligation that may be created by the Plan.

         17.6 Governing Law. All rights and obligations under the Plan shall be constructed and interpreted with the laws of the State of New York, without giving effect to the principles of conflict of laws.